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                                                                    EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT entered into this 21st day of August, 1997, by and between Community First Bank (hereafter referred to as the "Bank") and Rick L. Laber (hereafter referred to as the "Employee").

     WHEREAS, the parties desire by this writing to set forth the employment relationship of the Bank and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Employment.  The Employee is employed as Vice President, Chief
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Financial Officer and Treasurer the Bank and Treasurer of CFSB Bancorp, Inc. The
Employee shall render administrative and management services to the Bank such as are customarily performed by persons situated in a similar capacity. The
Employee shall also promote, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Bank and the Board of Directors of the Bank (the "Board of Directors") may from time to time reasonably direct, including normal duties as an Officer of the Bank.

     2.   Base Compensation.  The Bank agrees to pay the Employee during the
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term of this Agreement a salary at the rate of $80,000 per annum, payable in cash not less frequently than monthly; provided, that the rate of such salary shall be reviewed by the Bank not less often than annually, and Employee shall be entitled to receive annually an increase at such percentage or in such an amount as the Board of Directors in its sole discretion may decide.

     3.   (a)  Participation in Retirement and Medical Plans.  The Employee
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shall be entitled to participate in any Plan of the Bank relating to pension, profit-sharing, or other retirement benefits and medical coverage or reimbursement plans the Bank may adopt for the benefit of its employees.

          (b)  Employee Benefits; Expenses.  The Employee shall be eligible to
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participate in any fringe benefits which may be or may become applicable to the
Bank's employees, including by example, participation in incentive and stock option plans adopted by the Board of Directors, professional memberships and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Bank shall reimburse Employee for all reasonable out-of -pocket expenses, that are documented with receipts that are acceptable to the Internal Revenue Service, which Employee shall incur in connection with his services for the Bank.

          (c)  Conditions Precedent and Moving Expenses.  As a condition
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precedent to the effective use of this agreement, Employee must move his residence from Jackson, Michigan to the greater Lansing, Michigan area. The Bank agrees to pay for or reimburse Employee for travel, lodging, moving and relocation expenses associated with moving the Employee and Employee's family to the greater Lansing area. Expenses must be documented with receipts that are acceptable

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to the Internal Revenue Service. The amount of such expense shall not exceed
$3,500. Employee agrees to complete his move by August 21, 1998.

     4.   Term.  The term of employment of the Employee under this Agreement
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shall be for the period commencing on August 21, 1997 and ending on August 21,
2000 (36 months thereafter).

     5.   Loyalty; Noncompetion
          ---------------------

          (a) The Employee shall devote his full time and attention to the performance of his employment under this Agreement. During the term of Employee's employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank.

          (b) Nothing contained in Paragraph 5 shall be deemed to prevent or limit the right of Employee to lawfully invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive investor, in any business.

     6.   Standards. The Employee shall perform his duties under this Agreement
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in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Bank. The Bank will provide Employee with the working facilities and staff customary for similar employees and necessary for him to perform his duties.

     7.   Vacation and Sick Leave.  At such reasonable times as the Bank shall
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in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) The Employee shall be entitled to an annual vacation in accordance with the policies as are periodically established by the Board of Directors for employees of the Bank.

          (b) The Employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation and the Employee shall not be entitled to accumulate unused vacation from one fiscal year to the next, except to the extent authorized by the Board of Directors for employees of the Bank.

          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Bank in its discretion may determine. Further, the Bank shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors in its discretion may determine.

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          (d)  In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board of Directors for employees of the Bank. In the event any sick leave benefit shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Bank. Upon termination of his employment, the Employee shall not be entitled to receive any additional compensation from the Bank for any unused sick leave benefits.

     8.   Termination and Termination Pay.  The Employee's employment under this
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Agreement shall be terminated upon the following occurrences:

          (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death shall have occurred, and any vested right and benefits of the Employee.

          (b) Employee's employment under this Agreement may be terminated at any time by decision of the Bank for conduct not constituting termination for Just Cause ["Just Cause" as defined in Paragraph 8(c)]. The Bank also reserves the right to terminate at-will for any or no reason. Except as provided pursuant to Section 11 herein, in the event Employee's employment under this Agreement is terminated by the Bank without Just Cause or at-will, the Bank shall be obligated to continue to pay the Employee his salary to which he is then entitled in accordance with Paragraph 2 herein. All benefits will cease upon the date of termination of his employment except as provided by law.

          (c) The Bank reserves the right to terminate this Agreement at any time for Just Cause. Termination for "Just Cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order, termination under the provisions of Subparagraphs (d), (e) or
(f) below, or material breach of any provision of this Agreement. In the event this Agreement is terminated for Just Cause, the Bank shall only be obligated to continue to pay the Employee his salary up to the date of termination of his employment, and the vested right of the parties shall not be affected. All benefits will cease upon the date of termination of his employment except as provided by law.

          (d) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by any order issued by the Federal Deposit Insurance Act ("FDIA"), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

          (e) If the Bank is in default (as defined by the FDIA) all obligations under this Agreement shall terminate as of the date of default, but this Paragraph shall not affect any vested rights of the parties.

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          (f)  All obligations under the Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) if the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank or (ii) by the Financial Institutions Bureau ("FIB") upon approval of a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the FIB to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

          (g) The voluntary termination by the Employee during the term of this Agreement with the delivery of no less than 60 days written notice to the Bank, other than pursuant to paragraph 11 (b), in which case the Employee shall be entitled to receive only his compensation, vested rights, and all employee benefits up to the date of termination of his employment.

     9.   Suspension of Employment. If the Employee is suspended and/or
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temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA [12 U.S.C. 1818(e)(3) and (g)(1)], the Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

     10.  Disability.  The Board of Directors reserves the discretion to
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terminate the Agreement upon the Board's determination that the Employee is disabled or incapacitated to the extent he is unable to perform his duties for more than 12 weeks. If the Board were to determine the Employee was incapacitated, his base compensation would cease. Employee would be eligible, subject to the provision of the applicable plan description/policy, to receive compensation through the disability insurance provided by the Bank for Bank employees.

     11.  Change in Control.
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          (a)  Notwithstanding any provision herein to the contrary, in the event of involuntary termination of Employee's employment under this Agreement in connection with, or within one (1) year after, any change in control of the Bank or the Holding Company of the Bank ("Parent"), or in the event of voluntary termination by the Employee in connection with, or within one (1) year after, any change in control of the Bank or the Parent, Employee shall be paid an amount equal to the Employee's base compensation amount as defined in Paragraph 2 of this Agreement through the term of the Agreement as defined in Paragraph 4 of this Agreement. Said sum shall be paid in one lump sum within thirty (30) days of such termination and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive under Section 8 of this Agreement. The term "change in control" shall refer to the acquisition of "conclusive control" of the Parent or the Bank within the meaning of 12 C.F.R. Section 574.4(a) as in effect on the effective date of this Agreement. This limitation shall not apply

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to the purchase of shares by underwriters in connection with a public offering, or the purchase of shares of up to 25% of any class of securities by a tax qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R. Section 574.3 (c)(1)(vii) as now in effect or as may hereafter be amended. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Notwithstanding anything herein to the contrary, in no event shall Employee be eligible to receive any payments described in this Paragraph 11 (a) if such Employee is terminated for "Just Cause" as defined at Paragraph 8(c) herein. Further, the provisions of Sections 8(b), 8(d), 8(e), 8(f) and 9, herein, shall remain effective following a change in control.

          (b) Notwithstanding any other provision of this Agreement to the contrary, Employee may voluntarily terminate his employment under this Agreement following a change in control of the Bank or the Parent, and shall thereupon be entitled to receive the payment described in Paragraph 11 (a) of this Agreement, upon the occurrence, or within (60) days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing:
(i) if Employee would be required to move his personal residence or perform his principal functions more than (50) miles from the Employee's primary office as of the signing of this Agreement; (ii) if the Bank should fail to maintain existing or substantially similar employee benefits plans, including material fringe benefits, stock option and retirement plans; (iii) if Employee would be assigned duties and responsibilities other than those normally associated with his position as Vice President, Chief Financial Officer and Treasurer of the Bank and Treasurer of CFSB Bancorp, Inc. or Parent; (iv) if Employee's responsibilities or authority have in any way been materially diminished or reduced.

     12.  Successors and Assigns.
          ----------------------

          (a) This Employment Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Bank.

          (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

     13.  Amendments.  No amendments or additions to this Agreement shall be
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binding unless made in writing and signed by both parties, except as herein otherwise specifically provided.

     14.  Applicable Law.  This Agreement shall be governed by all respects
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whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Michigan, except to the extent that Federal law shall be deemed to apply.

     15.  Severability  The provisions of tills Agreement shall be deemed
          ------------
severable and the

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invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision hereof.

     16.  Entire Agreement.  This Agreement together with any understanding or
          ----------------
modifications thereof as approved to in writing by the parties, shall constitute the entire Agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


Community First Bank



/s/ Robert H. Becker
-----------------------------------
Robert H. Becker, President and CEO
of Community First Bank


/s/ Rick L. Laber
-----------------------------------
Rick L. Laber, Employee


/s/ Jane Judge McMillian
-----------------------------------
Jane Judge McMillian, Vice President,
Director of Human Resources


/s/ Misti M.M. Bragton
-----------------------------------
Witness

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